GB PROPERTY FUNDING CORP.



                                                            September 14, 2001


To All Holders of GB Property Funding Corp.
   11% Notes due 2005

         GB Property Funding Corp. (the "Company") is seeking your consent at this time to amend certain provisions of the indenture under which the Company's 11% First Mortgage Notes due 2005 (the "Notes") were issued. The amendments are described in the accompanying Consent Solicitation Statement and related materials. Such description is a summary of the material amendments and is qualified in its entirety by reference to the full provisions of the Proposed Amended Indenture included as Annex A to the Consent Solicitation Statement. Please read the enclosed materials carefully and in their entirety.

         In accordance with the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and the enclosed Consent Form, the Company will pay to holders of Notes who consent to the adoption of the proposed amendments, an aggregate of $17.50 in cash for each $1,000 in principal amount of Notes for which a validly executed and timely delivered consent has been accepted by the Company and not properly revoked by such holders.

         The expiration date of the solicitation will be 5:00 p.m., Eastern Time, on October 8, 2001 unless the same is extended by the Company in its sole and absolute discretion (the "Expiration Date").

         PLEASE REVIEW THE ENCLOSED CONSENT SOLICITATION STATEMENT AND FORM OF CONSENT CAREFULLY.

                                                      Sincerely,

                                                      GB PROPERTY FUNDING CORP.





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